Exhibit 10.7

FORM OF

NOTE PURCHASE AGREEMENT

Up to $7,000,000

in

6% Notes due April 1, 2012

Dated as of March 30, 2009

TO THE PURCHASER LISTED IN

THE ATTACHED SCHEDULE A:

Dear Sir or Madam:

Bank of the James Financial Group, Inc., a Virginia corporation (the “Company”), agrees with you as follows:

1.	AUTHORIZATION OF NOTES

The Company will authorize the issue and sale of up to $7,000,000 aggregate principal amount of its 6% Notes due April 1, 2012 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 11 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing or Closings provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Additionally, during the Closing Period (as defined in Section 3) the Company may enter into separate Note Purchase Agreements (the “Other Agreements”) identical with this Agreement with other purchasers of the Notes (the “Other Purchasers”), providing for the sale at such Closing or Closings to each of the Other Purchasers of Notes in the principal amount specified opposite his, her or its name in

Schedule A to such Other Agreements. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Edmunds & Williams, P.C., 828 Main Street, 19th Floor, Lynchburg, Virginia 24504 at 10:00 a.m., Eastern Standard time, at one or more closings (each, a “Closing”) on March 30, 2009 or on such other Business Days thereafter on or prior to April 30, 2009 as may be agreed upon by the Company and you or the Other Purchasers, as applicable (the “Closing Period”). You acknowledge the Other Purchasers may close on the Other Agreements on a date within the Closing Period that is different from the date of Closing of your purchase of the Notes under this Agreement. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request; any single Note may be denominated in increments of $5,000 above $100,000) dated the date of the Closing and registered with the Company in your name, against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by cashier’s check or wire transfer of immediately available funds for the account of the Company ABA number 051409016—Bank of the James for further credit to: Account No. 1900134 – Bank of the James Financial Group, Inc., 828 Main Street, 3rd Floor, Lynchburg, VA 24504. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement.

4.	CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct in all Material respects when made and at the time of the Closing.

4.2.	Performance; No Default.

The Company shall have performed and complied in all Material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated in the Memorandum described in Section 6.1(a) below) no Default or Event of Default shall have occurred and be continuing.

4.3.	Sale of Other Notes.

During the Closing Period, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them as specified in Schedule A to the Other Purchase Agreements. The Company will provide to you copies of Schedules A to the Other Purchase Agreements, upon your request, upon expiration of the Closing Period.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Virginia. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.	Authorization, etc.

This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

5.4	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and other persons who have identified themselves as “accredited investors” with the meaning of Rule 501 promulgated under the Securities Act, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.5.	Use of Proceeds.

The Company will apply the proceeds of the sale of the Notes as set forth in the Memorandum (as defined in Section 6.1(a)) and exhibits thereto.

6.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

6.1.	Purchase for Investment.

You represent and warrant to the Company and all the Other Purchasers (whether Closings under the Other Agreements occur before, after or simultaneously with the Closing of your purchase of the Notes under this Agreement) as of the date hereof and as of the date of the Closing:

(a) that you have received, fully read and understand the confidential Private Placement Memorandum, dated March 10, 2009 (the “Memorandum”), relating to the transactions contemplated hereby;

(b) that you have been provided with the information required by Rule 502(b)(2)(ii)(B) of the Securities Act of 1933;

(c) that prior to investing in the Notes, you have been afforded, to the extent permitted by applicable law, (i) the opportunity to ask such questions as you have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the investment in the Notes; (ii) access to all information concerning the Company, including financial condition, properties, management and prospects sufficient to enable you to evaluate your investment in the Notes; and (iii) the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information provided to you;

(d) that you (i) are purchasing the Notes for your own account for investment purposes only, and not with a view to the resale, distribution or transfer thereof and (ii) are acquiring such Notes without any intention of reselling or distributing such Notes except in accordance with the provisions of the Securities Act, and applicable rules and regulations promulgated thereunder and the securities laws of any state applicable to the transaction;

(e) that you understand and agree that (i) the Notes have not been registered under the Securities Act or the securities laws of any state and may be sold or otherwise disposed of only in one or more transactions registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and in accordance with the provisions of this Agreement and (ii) the Company is not required to register (and has no plans to register) the Notes;

(f) that you are an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

(g) that all representations and warranties made by you in the Subscription Agreement (including those representations and warranties incorporated therein by reference to your answers to the questions on the Accredited Investor Questionnaire, attached to and incorporated in said Subscription Agreement as Exhibit A-2) were correct when made, are correct as of the date hereof and shall be correct at the time of Closing; and

(h) No agent, broker, investment banker or other Person is or will be entitled to any broker’s fee or any other commission or similar fee from you in connection with any of the transactions contemplated by this Agreement.

6.2.	Source of Funds.

You represent that as to each source of funds to be used by you to pay the purchase price of the Notes to be purchased by you hereunder, such source does not include assets of any employee benefit plan.

7.	INFORMATION AS TO COMPANY.

7.1.	Notice of Default or Event of Default.

The Company shall deliver to each holder of Notes promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default.

7.2.	Financial Information.

Any holder of Notes may access public financial information of the Company filed by the Company with the Securities and Exchange Commission at its web site, www.sec.gov. The Company also provides access to these documents at its website, www.bankofthejames.com under the “Investor Relations” link.

8.	NO PREPAYMENT OF THE NOTES; SURRENDER AT MATURITY.

8.1.	Prepayments.

The Notes are not subject to prepayment and may not be prepaid.

8.2.	Surrender at Maturity.

Upon maturity, any Note paid in full shall be surrendered to the Company and cancelled.

9.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on any Note at maturity; or

(b) the Company defaults in the payment of any interest on any Note for more than 10 Business Days after the same becomes due and payable; or

(c) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(d) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(e) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 120 days.

10.	REMEDIES ON DEFAULT, ETC.

10.1.	Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (d) or (e) of Section 9 (other than an Event of Default described in clause (i) of paragraph (d) or described in clause (vi) of paragraph (d) by virtue of the fact that such clause encompasses clause (i) of paragraph (d)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 35% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 9 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

10.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

10.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to paragraphs (b) or (c) of Section 10.1, the holder or holders of not less than 66% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes and all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 14, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

10.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

11.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

11.1.	Registration of Notes.

The Company shall keep at its chief executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for, and acceptance by the Company of, registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

11.2.	Transfer and Exchange of Notes.

(a) Transfer Restricted. None of the Notes may be resold or otherwise transferred unless they are subsequently registered in one or more transactions under the Securities Act and state securities laws or an exemption from such registration under the Securities Act and state securities laws is then available, which is the subject of a favorable legal opinion to the Company rendered by independent counsel and at the expense of the holder of such Note or Notes who desires to make the transfer. Such counsel and the form of any such opinion shall be approved by the Company and its counsel, in their sole discretion. At a minimum the opinion shall opine that the proposed transfer shall not require registration of any of the Notes under the Securities Act or applicable state securities laws, or otherwise violate the Securities Act or any applicable state securities laws, and shall provide that the opinions given may be relied upon by the Company, its counsel, the other holders of the Notes and their counsel.

(b) Legends. The Purchaser understands that each Note shall bear the following legends:

“THIS NOTE IS REGISTERED WITH THE COMPANY, AND IT MAY ONLY BE TRANSFERRED PURSUANT TO AND IN ACCORDANCE WITH THE RESTRICTIONS IMPOSED BY THE NOTE PURCHASE AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE CHIEF EXECUTIVE OFFICE OF THE COMPANY.”

“THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY ONLY BE SOLD OR OTHERWISE DISPOSED OF IN TRANSACTIONS WHICH ARE EXEMPT FROM THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO EFFECTIVE REGISTRATIONS THEREUNDER.”

(c) Method for Transfer and Exchange. Upon surrender of any Note at the chief executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each proposed transferee of such Note or part thereof and further accompanied by a legal opinion which satisfies the requirements of paragraph (a) of this Section 11.2), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note in the case of registration of exchange shall be payable to the registered holder of the exchanged Note, and in the case of registration of transfer shall be payable to the approved transferee, and in any case shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment by holder of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name shall be deemed to have made the representations and warranties set forth in Sections 6.1 and Section 6.2.

11.3.	Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an original Purchaser, notice from such Purchaser of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (including such security as the Company may require), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

12.	PAYMENTS ON NOTES.

12.1.	Place of Payment.

Subject to Section 12.2, payments of principal and interest becoming due and payable on the Notes shall be made in Lynchburg, Virginia at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

12.2.	Home Office Payment.

So long as you shall be the holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method as you and the Company shall have from time to time agreed in writing for such purpose and at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its chief executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any approved sale or other disposition of any Note held by you, you will surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2.

13.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties of the Company and you, whether contained or incorporated herein, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement except as otherwise expressly provided therein. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

14.	AMENDMENT AND WAIVER.

14.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holder or holders of at least 50% in principal amount of the Notes at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 9(a), 9(b), 10, 14 or 16.

14.2.	Solicitation of Holders of Notes.

The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

14.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

15.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you, to you at the address specified for such communications in Schedule A, or at such other address as you shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at 828 Main Street, 3rd Floor, Lynchburg, VA 24504 to the attention of J. Todd Scruggs, Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing, with a copy to the Company’s counsel, Edmunds & Williams, P.C., attention Eric J. Sorenson, Jr., 828 Main Street, 19th Floor, Lynchburg, VA 24504 or P.O. Box 958, Lynchburg, VA 24505-0958.

Notices under this Section 15 will be deemed given only when actually received.

16.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 16, “Confidential Information” means information delivered to you by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company (including without limitation the Memorandum), provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf or (c) otherwise becomes known to you other than through disclosure by the Company. You will maintain the confidentiality of such Confidential Information in accordance with reasonable and prudent procedures, provided, however, that you may deliver or disclose Confidential Information to (i) your attorney, CPA or tax advisor, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 16, (ii) any other holder of any Note, (iii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 16 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement), such holder will enter into an agreement with the Company embodying the provisions of this Section 16.

17.	MISCELLANEOUS.

17.1	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective heirs, legal representatives, personal representatives, successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

17.2	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

17.3	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

17.4	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

17.5	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

17.6	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Virginia excluding choice-of-law principles of the law of such Commonwealth that would require the application of the law of a jurisdiction other than such Commonwealth.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

BANK OF THE JAMES FINANCIAL GROUP, INC.

By	/s/ Robert R. Chapman III
Robert R. Chapman III, President

The foregoing is hereby

agreed to as of the

date thereof.

[ADD PURCHASER SIGNATURE BLOCK]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

[NAME OF PURCHASER]		$
(1)	All payments to:

	by:	☐ check; or

☐ Deposit to Bank of the James Account No. ; or

☐ ACH transfer to account No. ; Routing No.

(2)	All Notices and other communications:

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Business Day” means any day other than a Saturday, a Sunday or a day on which Bank of the James, in Lynchburg, Virginia is required or authorized to be closed.

“Closing” is defined in Section 3.

“Company” means Bank of the James Financial Group, Inc., a Virginia corporation.

“Confidential Information” is defined in Section 16.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” is defined in the first paragraph of the Notes.

“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(g) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11.1.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company taken as a whole.

“Memorandum” is defined in Section 6.1(a).

“Notes” is defined in Section 1.

“Other Agreements” is defined in Section 2.

1

SCHEDULE B

“Other Purchasers” is defined in Section 2.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Subscription Agreement” means the Subscription Agreement between the Company and you respecting your subscription to acquire the Notes.

2